ATMOS ENERGY CORPORATION



                                To





                      COLORADO NATIONAL BANK

               (Formerly Central Bank Denver, N.A.)




                             TRUSTEE








                   TENTH SUPPLEMENTAL INDENTURE

                   Dated as of December 1, 1993








       Supplementing and Amending Indenture of Mortgage and
             Deed of Trust dated as of March 1, 1957






                        TABLE OF CONTENTS


SECTION                     HEADING                          PAGE


Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


ARTICLE ONE       SUBSTITUTION OF SUCCESSOR CORPORATION   . . . 2

     Section 1.01.   Assumption of Indenture Obligations  . . . 2
     Section 1.02.   Mortgage of Property . . . . . . . . . . . 2


ARTICLE TWO       AMENDMENTS TO ARTICLES SIX, SEVEN
                  AND EIGHT   . . . . . . . . . . . . . . . . . 3

     Section 2.01.   Amendments to Article Six  . . . . . . . . 3
     Section 2.02.   Amendments to Article Seven  . . . . . . . 7
     Section 2.03.   Amendments to Article Eight  . . . . . . . 8


ARTICLE THREE     MISCELLANEOUS AMENDMENTS TO THE SEVENTH
                  SUPPLEMENTAL INDENTURE  . . . . . . . . . . . 9

     Section 3.01.   Amendments to Other Articles
                     and Exhibit A  . . . . . . . . . . . . . . 9


ARTICLE FOUR      MISCELLANEOUS PROVISIONS  . . . . . . . . .  11

     Section 4.01.   Counterparts . . . . . . . . . . . . . .  11
     Section 4.02    Defined Terms  . . . . . . . . . . . . .  11
     Section 4.03.   Headings for Convenience . . . . . . . .  11


Signature Page  . . . . . . . . . . . . . . . . . . . . . . .  12


ATTACHMENT:

     Schedule 1 - Property Description















      This is a TENTH SUPPLEMENTAL INDENTURE, dated as of December 1, 1993 (the "Tenth Supplemental Indenture"), between ATMOS ENERGY CORPORATION, a corporation organized and existing under the laws of the State of Texas (the "Corporation"), having its principal place of business in Dallas, Texas, party of the first part, and COLORADO NATIONAL BANK (formerly named Central Bank Denver, N.A.), organized and existing under the laws of the United States (the "Trustee"), as Trustee, party of the second part.

                        R E C I T A L S :

      The background of this Tenth Supplemental Indenture is:

      A. Greeley Gas Company, a Delaware corporation, formerly and successor by merger to Greeley Gas Company, a Colorado corporation ("Greeley"), heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust dated as of March 1, 1957 (the "Original Indenture") to secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding thereunder and to establish and declare the terms and conditions upon which Bonds are to be issued and secured thereunder.

      B. Greeley thereafter executed and delivered to the Trustee nine Supplemental Indentures respectively dated as of November 1, 1957, October 1, 1959, March 1, 1961, June 1, 1965,
March 1, 1973, March 2, 1973, October 1, 1983, October 1, 1985
and April 1, 1991 (the Original Indenture and all Supplemental Indentures, including this Tenth Supplemental Indenture, being hereinafter sometimes collectively referred to as the "Inden-ture"), for the various purposes of creating and authorizing additional series of Bonds to be secured by the Indenture, conveying to the Trustee certain additional property amending the Original Indenture and correcting the description of certain property.

      C. Pursuant to an Agreement and Plan of Reorganization dated July 2, 1993 among the Corporation, Greeley and Greeley Gas Acquisition Corporation, a Colorado Corporation (the "Acquisition Corp.") which is a wholly owned subsidiary of the Corporation, Greeley will be merged into Acquisition Corp. with Acquisition Corp. as the surviving corporation (the "Greeley Merger") and immediately upon consummation of the Greeley Merger, Acquisition Corp. will be merged into the Corporation with the Corporation as the surviving corporation (the "Acquisition Corp. Merger", the Greeley Merger and the Acquisition Corp. Merger shall be some-times hereinafter referred to collectively as the "Merger"). Effective the date of the consummation of the Merger (the "Merger Date"), the Corporation as the survivor of the Merger proposes, pursuant to the Indenture, (i) to execute and deliver a Supple-mental Indenture in order to succeed to all rights, privileges, powers and franchises of Greeley including all property, real, personal and mixed owned by Greeley which is subject to the lien of the Indenture and (ii) to assume all debts, liabilities and obligations of Greeley under the Indenture.





      D. In addition the Corporation proposes (1) to amend the Seventh Supplemental Indenture dated as of October 1, 1983 (the "Seventh Supplemental Indenture"), as hereinafter set forth and
(2) to make certain corrections to the Seventh Supplemental Indenture as hereinafter set forth.

      E. The Corporation has obtained and filed with the Trustee the written consent of the holders of the requisite percentage of outstanding Bonds to the amendment herein con-tained. All acts and things necessary to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Tenth Supplemental Indenture has in all respects been duly authorized and the Corporation in the exercise of the legal right and power vested in it executes this Tenth Supplemental Indenture.

      NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar to the Corporation duly paid by the Trustee at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Corporation hereby covenants to and with the Trustee and its successors in the trusts under the Indenture for the equal and pro rata benefit of all present and future holders of all Bonds issued and to be issued under the Indenture without any preference, priority or distinction whatsoever, as follows:


                           ARTICLE ONE
              SUBSTITUTION OF SUCCESSOR CORPORATION

      Section 1.01.   Assumption of Indenture Obligations.
Effective the Merger Date, the Corporation, as successor to Greeley, assumes the due and punctual payment of the principal of (and premium if any) and interest on all the Bonds and the performance of every covenant and condition of the Indenture to be performed or observed by the Corporation.

      Section 1.02. Mortgage of Property. The Corporation in order to better secure the principal of and interest (and premium, if any) on all Bonds of the Corporation at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, does hereby mortgage, assign, grant, bargain, sell and convey unto the Trustee, and to its successors in said trust, forever, all of the property rights and franchises owned by Greeley immediately prior to the Merger which is subject to the lien of the Indenture including the properties described in Schedule 1 attached hereto and made a part hereof (the "Mortgaged Property") and no other property rights or franchises now owned or hereafter acquired by the Corporation, provided that the Corporation does hereby mortgage assign, grant, bargain, sell and convey unto the Trustee and its successors the following properties acquired by the Corporation on or after the Merger Date to wit:







          (1) all betterments, extensions, improvements, addi-tions, repairs, renewals, replacements, substitutions and alterations to, upon, for and of the property or fran-chises, or both, subject to the lien of the Indenture, and all property constituting appurtenances of the Mortgaged Property;

          (2) all property acquired or constructed with the proceeds of any insurance on any part of the Mortgaged Property or with the proceeds of any part of the Mortgaged Property released from the lien of the Indenture or a prior lien or disposed of free from any such lien, or taken by eminent domain, or purchased by a public author-ity; and

          (3) all property acquired in pursuance of the cove-nants herein contained to maintain and preserve and keep the Mortgaged Property in good condition, repair and working order, or in pursuance of any other covenant or agreement herein contained to be performed by the Corpora-tion;

in trust, nevertheless for the same purposes and upon the same conditions as are set forth in the Original Indenture, any such acquired property which is described in clauses (1), (2) and (3) of this Section 1.03 becoming Mortgaged Property upon being so acquired.


                           ARTICLE TWO
           AMENDMENTS TO ARTICLES SIX, SEVEN AND EIGHT

      Section 2.01. Amendments to Article Six. Sections 6.01 through 6.08, inclusive, and 6.13 are hereby restated in their entirety to read as follows:

          Section 6.01. Payment. The Corporation will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Bonds at the times and places and in the manner specified in the Bonds and herein. Notwithstanding the above or any other provisions of this Indenture or any Bond issued hereunder, the Corpo-ration may enter into an agreement with the holder of any Bond providing for the payment to such holder, without presentation or surrender of such Bond of the principal of (and premium, if any) and interest on such Bond or any part thereof at a place other than as designated herein or in such Bond and for the making of notation of principal payments on such Bond by such holder prior to any trans-fer, thereof. The Trustee is authorized to consent to any such agreement and shall not be liable or responsible to any such holder or to the Corporation for any act or omission on the part of the Corporation or any holder of a Bond in connection with any such agreement. The Corpora-tion covenants to deposit with the Trustee, at its princi-






      pal office, or with a Paying Agent other than the Trustee (or, if the Corporation is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.10), an amount of money sufficient to make such payment of principal (and premium, if any) and interest on the Bonds, such deposit to be made with the Trustee or such Paying Agent, as the case may be, not later than one business day before the date such payment or payments are due. All amounts so deposited shall be held in trust for the ac-counts of the holders of the obligations due on such date and shall be applied to the payment thereof. The Corpora-tion designates itself as Paying Agent effective upon the Merger Date.

          Section 6.02. Taxes and Assessments. The Corporation will duly and punctually pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmen-tal charges or levies imposed upon or assessed against the Corporation with respect to its business operations in the states of Colorado, Kansas or Missouri, or upon any of the Mortgaged Property, provided however, that nothing herein contained shall require the Corporation to pay any such tax, assessment, charge or levy so long as the Corporation shall in good faith contest the validity of the same by appropriate legal proceedings and stay any execution thereof and so long as adequate reserves in respect there-of have been established in accordance with generally accepted accounting principles and the Corporation's title to and right to use its property is not adversely affected thereby.

          Section 6.03. Maintenance of Corporate Existence and Rights; Compliance with Laws. Subject to the provisions of Article Thirteen hereof, the Corporation will do or cause to be done, at its own cost and expense, all things neces-sary to preserve, extend and renew its corporate existence under the laws of the state of its incorporation and its qualified status in the states of Colorado, Kansas and Missouri, and will use its best efforts to preserve and renew all franchises, rights of way, easements, permits and licenses now held by it or hereafter granted to or conferred upon it with respect to its business operations in the states of Colorado, Kansas or Missouri, provided, however that the Corporation shall not be required to preserve any such franchise, right, easement, permit or license if the Board of Directors shall determine that such preservation is no longer desirable in the conduct of the business of the Corporation and will comply with all valid laws, ordinances, regulations and requirements applicable to it or its property.

          Section 6.04. Carry on Business and Maintain Property. The Corporation will at all times endeavor to carry on and conduct its business operations in the states of Colorado, Kansas and Missouri in an efficient manner and will cause






      the Mortgaged Property (except such property as may be disposed of or released from the lien hereof pursuant to Article Fourteen) to be maintained and preserved and kept in good repair and working order and will cause to be made all necessary repairs, renewals, replacements, and substi-tutions so that at all times the efficiency of the Mort-gaged Property shall fully be preserved and maintained in accordance with the standards generally accepted in the utility industry and by such regulatory authorities then exercising jurisdiction over the Corporation in the states of Colorado, Kansas or Missouri.

          Section 6.05. Insurance. The Corporation will insure and keep insured in a reasonable amount with financially sound and reputable insurance companies all property and equipment of a character usually insured by companies of relatively the same size engaged in the same or a similar business against liabilities or damages of the kind cus-tomarily insured against by such companies provided that the Corporation may at its election act as self-insurer any such system of self-insurance (including any appropri-ate reserve or reserves therefor) to be upon such terms and conditions as may be determined by the Board of Direc-tors provided that the same conforms to approved practices of similar companies maintaining systems of self-insurance or to regulations of any regulatory commission having jurisdiction over the Corporation in the states of Colo-rado, Kansas and Missouri.

          All policies or other contracts for such insurance upon any part of the Mortgaged Property shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in damage or destruction not exceeding $200,000 in the aggregate) shall be payable to the Trustee to be held and applied by the Trustee as a part of the Mortgaged Property; provided, however, that, with respect to any part of the Mortgaged Property that is subject to a prior lien or Permitted Encumbrance, the loss under any such insurance policy or contract may be payable also to the trustee, mortgagee or other holder of such prior lien or Permitted Encumbrance, as its interest may appear. At any time upon the request of the Trustee the Corporation will file with the Trustee an Officer's Cer-tificate containing a detailed list of the insurance in effect upon the Mortgaged Property on a date therein specified (which date shall be within 30 days of the filing of such certificate) and stating the names of the insurers with which the outstanding policies and other contracts, and specifying the property and risks covered thereby and stating that said insurance complies with this Section.

          Any appraisement or adjustment of any loss or damage of or to any part of the Mortgaged Property and any set-tlement in respect thereof which may be agreed upon be-






      tween the Corporation and any insurer, as evidenced by an Officer's Certificate, shall be assented to and accepted by the Trustee.

          All proceeds of any insurance on any part of the Mortgaged Property not payable to the Trustee or the trustee, mortgagee or other holder of a prior lien or Permitted Encumbrance shall be applied by the Corporation to the repair, restoration or replacement of the Mortgaged Property. All proceeds of any insurance on any part of the Mortgaged Property payable to the Trustee shall be deposited with the Trustee to be held and paid over or applied by it as provided in Article Seventeen.

          The Corporation will maintain liability insurance against claims for personal injury or death or property damages suffered by members of the public or others in or about any property or premises owned or occupied or used by it in its business operations in the states of Colo-rado, Kansas and Missouri or occurring by reason of its ownership, maintenance, use or operation in the states of Colorado, Kansas and Missouri of any pipelines, compress-ing stations, plants, shops, machinery, automobiles, trucks or other vehicles, or airplanes or other facili-ties, provided that the Corporation may at its election act as a self-insurer, any such system of self-insurance (including an appropriate reserve or reserves therefor) to be upon such terms and conditions as may be determined by the Board of Directors provided that the same conforms to approved practices of similar companies maintaining sys-tems of self-insurance or to regulations of any regulatory commission having jurisdiction over the Corporation; and the Corporation will maintain all such workmen's compensa-tion or similar insurance as may be required under the laws of Colorado, Kansas or Missouri, as the case may be. All such liability and workmen's compensation and similar insurance shall be maintained in such amounts as are customarily carried by responsible persons engaged in the same or similar business and shall be effected under a valid and enforceable policy or policies issued by insur-ers of recognized responsibility except that the Corpora-tion may effect workmen's compensation or similar insur-ance in respect of operations in the states of Colorado, Kansas or Missouri, as the case may be, either through an insurance fund operated by such state or by causing to be maintained a system or systems of self-insurance which is in accord with applicable Federal or state laws.

          Section 6.06. Restrictions on Encumbrances. The Corpo-ration will not create or suffer to exist any mortgage lien security interest or encumbrance on any Mortgaged Property (other than the lien of the Indenture), except:

               (a) Permitted Encumbrances; and







               (b) Any purchase money mortgage or security inter-est created to secure part of the purchase price of any property or of any mortgage on, or security inter-est in any property existing at the time of acquisi-tion thereof, whether or not assumed by the Corpora-tion, provided that:

                   (1) such purchase money mortgage, mortgage or
               security interest shall extend only to the prop-erty so acquired and fixed improvements thereto;

                   (2) at the time of acquisition thereof and
               after giving effect to the indebtedness secured by such outstanding purchase money mortgage, mortgage or security interest the aggregate principal amount of indebtedness secured by all such out-standing purchase money mortgages, mortgages and security interests shall not exceed 10% of the aggregate principal amount of all Outstanding Bonds; and

                   (3) the principal amount of the indebtedness
               secured by any such purchase money mortgage, mortgage or security interest together with all other indebtedness secured by a lien on such property, shall not exceed 66-2/3% of the cost or fair value whichever is less of the property so acquired on the date of acquisition thereof; provided, however, if the principal amount of such indebtedness shall exceed 66-2/3% of the cost or fair value, whichever is less of such property, then the Corporation may acquire such property provided that the Corporation shall within 15 days after such acquisition furnish to the Trustee (i) a Net Bondable Property Additions Certificate in the form prescribed by Subsection (e) of Section
               5.01 which shall certify Net Bondable Property Additions in an amount equal to 150% of such excess indebtedness and such Net Bondable Property Additions so certified shall thereafter constitute Funded Property, and (ii) a certificate in the form prescribed by Subsection (b) of Section 5.01, provided, however that such certificate shall refer only to Subsection (d) of Section 5.01 and that both the Net Bondable Property Additions Certificate and the Certificate shall refer to the date of acquisition of such property rather than the date of authentication and delivery of Bonds.

          Section 6.07. Records of Account and Certificate. The Corporation will at all times keep proper books of record and account and therein will make full true and proper entries of all dealings and transactions in relation to the Mortgaged Property and the business operations of the Corporation in the states of Colorado, Kansas and






      Missouri; and such books shall at all reasonable times be open to inspection by the Trustee and its duly authorized agents. Such books of account shall at all times conform strictly to the Accounting Requirements. On or before January 31 of each fiscal year of the Corporation the Corporation shall file with the Trustee a balance sheet as of the end of the preceding fiscal year and a profit and loss statement for such fiscal year together with other related statements and appropriate notes, and such statements shall be reviewed by independent certified public accountants whose certificate shall accompany them and who, together with the chief financial officer of the Corporation shall further certify that such statements have been prepared strictly in accordance with the Accounting Requirements.

          Section 6.08. Certificate as to Compliance. On or before April 30, 1994, and on or before January 31 in each calendar year following 1994, the Corporation will deliver to the Trustee (1) an Officer's Certificate stating whether or not the Corporation is in default in the payment of the principal or interest on the Bonds or has knowledge of any Default and, if so, specifying each such Default of which the signers have knowledge, and (2) a certificate of the firm of public accountants that prepared the financial statements for the Corporation for the immediately preceding fiscal year to the effect that such firm, in making the examination in connection with its report on such financial statements has obtained no knowledge of any Default (or if knowledge of Default has been obtained, specifying each such Default), by the Corporation during such fiscal year in the observance, performance or fulfillment of any of the terms, provisions or conditions contained in this Indenture.

          Section 6.13. Transactions with Affiliates. Subject to applicable regulatory requirements, the Corporation will not, in connection with its business operations in the states of Colorado, Kansas or Missouri, enter into or be a party to, any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Corporation's business and upon fair and reasonable terms no less favorable to the Corporation than would obtain in a comparable arm's length transaction with a Person other than an Affiliate.

      Section 2.02. Amendments to Article Seven. Section 7.05 is hereby restated to read as follows:

          Section 7.05. Opinions of Counsel to Be Filed with
      Trustee. The Corporation covenants and agrees:







               (a) To file with the Trustee, promptly after execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture has been properly recorded and filed so as to make effective the lien intended to be created hereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective; and

               (b) To file with the Trustee on or within the 10 day period immediately preceding April 30, 1994 and thereafter on or within the 10 day period immediately preceding January 31 in each year, beginning with the year 1995, an Opinion of Counsel, dated as of the date of such filing with the Trustee, either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture and of each supplemental indenture or other instrument of further assurance, including, without limitation, financing statements, as is necessary to maintain the lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien, and in providing such opinion, the counsel rendering such opinion may rely
          (i) as to liens upon and/or title to property and the status of appropriate Uniform Commercial Code filings, upon title searches and/or title reports of title companies or abstract companies which are dated not earlier than 90 days prior to the issuance of such opinion and upon opinions of local counsel of current date delivered for such purpose, and (ii) as to litigation, if any, which may result in liens upon and/or may impair title to property, upon Officer Certificates addressed to such counsel and dated not earlier than five days prior to the date of such opinion stating whether any such litigation exists and, if so, a description of the same and the expectations of the Corporation with respect thereto.

     Section 2.03. Amendments to Article Eight.  Subsections (e),
(f) and (i) of Section 8.01 are hereby restated, respectively, to read as follows:

               (e) default on the part of the Corporation or any Subsidiary in the payment of the principal of or interest on any indebtedness of the Corporation or any Subsidiary for borrowed money (other than the Bonds) in the aggregate principal amount of $1,000,000 or more as and when the same shall become due and payable, by the lapse of time, by declaration, or call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or






               (f) default on the part of the Corporation or any Subsidiary in the performance of any of the covenants or agreements on the part of the Corporation or any Subsidiary in any indenture, agreement or other instrument under which any indebtedness of the Corporation or any Subsidiary for borrowed money (other than the Bonds) in the aggregate principal amount of $1,000,000 or more may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness outstanding thereunder; or

               (i) if final judgment or judgments, for the payment of money in excess of $2,000,000 shall be outstanding against the Corporation or any Subsidiary or against any property or assets of either and any one of such judgments shall remain unpaid, unvacated, unbounded, or unstated by appeal or otherwise for a period of thirty days from the date of its entry;


                          ARTICLE THREE
  MISCELLANEOUS AMENDMENTS TO THE SEVENTH SUPPLEMENTAL INDENTURE

     Section 3.01. Amendments to Other Articles and Exhibit A.
The Seventh Supplemental Indenture is hereby further amended as follows:

     (a) The first sentence of Section 9.09 is hereby restated to read as follows:

          There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of any State or of the United States of America authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars subject tosupervision or examination by federal or state authority.

     (b) In Section 9.10, the second sentence of Subsection (a) is hereby changed by adding "of such" after "notice" and the word
"adjusted" in Paragraph (3) of Subsection (b) is hereby changed to read "adjudged".

     (c) In Section 9.11, the word "returning" in the first sentence of the first paragraph is hereby changed to read
"retiring".

     (d) In Subsection (c) of Section 14.03 and in the last paragraph of Section 14.03, the figure "$100,000" is hereby changed to read "$200,000".

     (e) The reference in Section 17.01 to "Article Seven" is hereby changed to "Article Eight".







     (f) In the lead-off provisions of Section 17.02, the word
"New" is hereby changed to the word "Net".

     (g) In Subsection (c) of Section 17.02, the reference to
"Subsection (e)" is hereby changed to "Subsection (d)" and in Subsection (d) of Section 17.02 the reference to "Subsection (f)" is hereby changed to "Subsection (e)."

     (h) Subsection (a) of Section 19.02 is hereby restated to read as follows:

          (a) Accounting Requirements means generally accepted accounting principles consistently applied or such other system of accounts prescribed by the Colorado Public Utilities Commission, the Corporation Commission of the State of Kansas or any other commissions of other states in which the Corporation shall operate its properties (to the extent each such Commission has jurisdiction over the Corporation) at the time in effect or any substitute system of accounts prescribed by any successor commission or commissions empowered to regulate the rates and charges of the Corporation for the transmission and distribution of natural gas.

     (i) Subsection (k) of Section 19.02 is restated to read as follows:

          Corporation means (i) until the Merger, Greeley Gas Company, a Delaware corporation (successor to Greeley Gas Company, a Colorado corporation), and (ii) upon and after the Merger, Atmos Energy Corporation, a Texas corporation, and, subject to the provisions of Article Thirteen, shall also include its successors and assigns.

     (j) Subsection (m) of Section 19.02 is revised by substituting the word "or" for the word "of" where it first appears in Subsection (m).

    (k) Subsection (q) of Section 19.02 is revised by substituting the word "resultant" for the word "result" where it appears in the second sentence of Subsection (q).

     (1) The figure "$50,000" which appears in clause (v) of paragraph (4) of Subsection (aa) of Section 19.02 is hereby changed to "$200,000".

     (m) Subsection (hh) of Section 19.02 is hereby restated to read as follows:

     Trustee means Colorado National Bank, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor trustee.

     (n) The following new Subsections (kk), (11), (mm), (nn) and (oo) are added to Section 19.02 following Subsection (jj):







          (kk) Merger shall have the meaning set forth in Recital C to the Tenth Supplemental Indenture.

          (11) Merger Date shall mean the date of the consummation of the Merger.

          (mm) Shareholders' Equity shall mean the sum (determined in accordance with generally accepted accounting principles) of the Corporation's (i) common stock, (ii) preferred stock, (iii) retained earnings, (iv) capital surplus, and (v) paid-in capital.

          (nn) Subsidiary shall mean each corporation, trust, partnership or association, 50% or more of the voting securities of which are owned by the Corporation, directly or through another such corporation, trust, partnership or association.

          (oo) Wholly-owned Subsidiary shall mean any Subsidiary, 100% of the voting securities of which are owned directly or indirectly by the Corporation.

     (o) Section 20.05 is hereby restated to read as follows:

          Section 20.05. Service of Notices. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by any Bondholder to or on the Corporation shall be sufficiently given if mailed, first-class postage prepaid, or delivered by overnight courier, addressed (until another address is filed in writing by the Corporation with the Trustee) as follows: Atmos Energy Corporation, 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, Attention: Chief Financial Officer. Any notice, election, request or demand by the Corporation or any Bondholder to or upon the Trustee, shall be sufficiently given or made, for all purposes, if given or made in writing at the principal office of the Trustee, addressed as follows: Colorado National Bank, 1515 Arapahoe Street, Denver, Colorado 80217, or to such other address as at the time may be the principal office of the Trustee.

     (p) Exhibit A to the Seventh Supplemental Indenture shall be amended for any Bonds issued after the Merger to reflect the new name of the Corporation and the new name of the Trustee.


                                 ARTICLE FOUR
                           MISCELLANEOUS PROVISIONS

     Section 4.01. Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 4.02 Defined Terms. The capitalized terms used herein which are defined in the Indenture have the meaning therein set forth.

     Section 4.03. Headings for Convenience. The Article, Section and Subsection headings contained in this Tenth Supplemental Indenture and the






Table of Contents are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, Atmos Energy Corporation has caused this Tenth Supplemental Indenture to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, and Colorado National Bank, as Trustee, has caused this Tenth Supplemental Indenture to be signed in its corporate name by its Trust Officer and its corporate seal to be hereunto affixed and attested by its Cashier as of the day and year first above written.

                              ATMOS ENERGY CORPORATION




(CORPORATE SEAL)              By /s/ James F. Purser
                                 ----------------------------
                                   Exec. Vice President
ATTEST:                            ----------


/s/ Don E. James
- - --------------------------
           Secretary
    -------

Witnesses:

/s/ Glen Blanscet
- - --------------------------

/s/ Shirley A. Morgan
- - --------------------------


























                              COLORADO NATIONAL BANK, as Trustee


(CORPORATE SEAL)              By  /s/ Adam M. Dalmy
                                 ----------------------------
                                        Trust Officer
ATTEST:


/s/ Will S. Johnson
- - --------------------------
     Assistant Secretary

Witnesses:

/s/ Anne Kolnes
- - --------------------------

/s/ Claudia R. Barns
- - --------------------------


STATE OF TEXAS      )
         -----------)  SS.
COUNTY OF DALLAS    )
          ----------

     The foregoing instrument was acknowledged before me this 17th day of December, 1993, by James F. Purser as Exec. Vice President, and Don E.
James,    as     Secretary, of Atmos Energy Corporation, a corporation.

    Witness my hand and official seal.

My commission expires 8/20/97
                                 /s/ Shirley Strother
                              -------------------------------
                                        Notary Public

STATE OF COLORADO             )
                              )SS.
CITY AND COUNTY OF DENVER     )

     The foregoing instrument was acknowledged before me this 20th day of December, by Adam M. Dalmy, as Trust Officer, and Will Johnson, as Assistant Secretary, of Colorado National Bank.

     Witness my hand and official seal.

My commission expires: 7-13-96
                                      /s/ Marlene Fortune
                              -------------------------------
                                           Notary Public









                             PROPERTY DESCRIPTION

Bent County, Colorado:

A parcel of land located in the SE 1/4 SE 1/4 SE 1/4 of Section 8, Township 22 South, Range 48, West of the 6th P.M., Bent County, Colorado, and more particularly described as follows:

Commencing at the SE corner of Section 8, which is a Recovered Aluminum Cap by P. & S.S. Inc., thence S. 89 38'52"W., a distance of 267.72 feet to a Point; thence N. 00 26'25"W., a distance of 33.64 feet to a Number Four Rebar with an Aluminum Cap marked R.L.S. 11380, which is on the North Rights-of-Way line of Colorado Highway Number 196, and is the POINT OF BEGINNING; thence S. 89 33'42"W., along the North Rights-of-way line of said Highway a distance of 327.71 feet to a Number Four Rebar with an Aluminum Cap; thence
N.00 18'19"W., a distance of 306.55 feet to a Number Four Rebar with an Aluminum Cap; thence N. 89 48' l5"E., a distance of 326.99 feet to a Number Four Rebar with an Aluminum Cap; thence S.00 26'25"E., a distance of 305.17 feet to a Number Four Rebar with an Aluminum Cap, which is on the North Rights-of-Way line of Colorado Highway Number 196, and the POINT OF BEGINNING.

Marion County, Kansas:

Lots 318, 320, and 322, Main Street, Florence, Kansas.
























                                  SCHEDULE I
                      (to Tenth Supplemental Indenture)











                           ATMOS ENERGY CORPORATION

                       FIRST AMENDMENT TO BOND PURCHASE
                     AGREEMENT DATED AS OF APRIL 1, 1991


            Re: $17,000,000 First Mortgage Bonds, 9.40% Series J,
                               Due May 1, 2021




First Colony Life Insurance Company
700 Main Street                                                   Dated as of
Lynchburg, Virginia 24504                                    December 1, 1993

Gentlemen:

Reference is made to the Bond Purchase Agreement dated as of April 1, 1991 (the "Bond Purchase Agreement") between you and Greeley Gas Company, a Delaware corporation, formerly and successor by merger to Greeley Gas Company, a Colorado corporation ("Greeley") pursuant to which you purchased the above referenced Bonds issued by Greeley (the "Bonds"), pursuant to the Indenture of Mortgage and Deed of Trust dated as of March 1, 1957, as supplemented from time to time (the "Indenture"). In accordance with Agreement and Plan of Reorganization dated July 2, 1993 among Greeley, Greeley Gas Acquisition Corporation (the "Acquisition Corp.") and the undersigned, Atmos Energy Corporation (the "Company"), Greeley will be merged into Acquisition Corp., with Acquisition Corp. as the surviving corporation (the "Greeley Merger") and immediately upon consummation of the Greeley Merger, Acquisition Corp. will be merged into the Company with the Company as the surviving corporation (the "Acquisition Corp. Merger", the Greeley Merger and the Acquisition Corp. Merger being collectively, the "Merger"). As a condition precedent to the consummation of the Merger, you and the Company agree as follows:


                                  ARTICLE I
                                  AMENDMENTS

     A. Sections 6.1 through 6.8 of the Bond Purchase Agreement are deleted and the following new Sections 6.1 through 6.7 are inserted in lieu thereof:

          6.1. Quarterly Statements. As soon as available, but no later than 65 days following the end of such fiscal quarter of the Company (except the last such quarter in any fiscal year), copies of the consolidated (and, if available or with respect to Subsidiaries that are not wholly owned by the Company, consolidating) balance sheet as of the close of such quarter and the consolidated (and, if available or with respect to Subsidiaries that are not wholly owned by the Company, consolidating) statements of income and retained earnings and cash flow of the Company and the Subsidiaries for the portion of such fiscal year ending on the close of such quarter, each setting forth in comparable form the figures for the same period of the immediately preceding fiscal year, all in






     reasonable detail and certified by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied (other than changes in which the Company's independent public accountant concurs) and fairly reflecting the financial conditions of the Company and the Subsidiaries, but subject to the normal year-end adjustments;

          6.2. Annual Statements. As soon as available, but no later than 100 days following the end of each fiscal year of the Company, copies of the consolidated (and, if available or with respect to Subsidiaries that are not wholly owned by the Company, consolidating) balance sheet as of the end of such fiscal year and the consolidated (and, if available or with respect to Subsidiaries that are not wholly owned by the Company, consolidating) statements of income and retained earnings and cash flow of the Company and the Subsidiaries for such fiscal year, each setting forth in comparable form the figure for the immediately preceding fiscal year, all in reasonable detail and accompanied by an opinion of a nationally recognized firm of independent public accountants to the effect that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (other than changes in which such firm concurs) and fairly present the financial condition of the Company and the Subsidiaries, and the examination of the books and records of the Company and the Subsidiaries has been made in accordance with generally accepted auditing standards, including, without limitation, customary tests and other auditing procedures.

          6.3. Accountants' Statements. Simultaneously with the delivery of each set of statements referred to in Section 6.2 above, a statement of the firm of independent public accountants which reports such statements to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default under the Indenture or if they obtain knowledge of any such Event of Default, they shall disclose in such statement the nature thereof.

          6.4. Officers' Certificates. Together with each report delivered pursuant to Sections 6.1 and 6.2 above, (i) a certificate from the president or a vice president of the Company to the effect that no condition or event exists that constitutes, or with lapse of time or the taking of any action or both would constitute, an Event of Default under the Indenture, except for such Events of Default described in such certificate in reasonable detail, with a statement of the Company's action with respect thereto taken or proposed.

          6.5. SEC and Other Reports. Promptly upon their becoming available, a copy of any report, proxy statement, or other filing made by the Company or any Subsidiary with the Securities and Exchange Commission, any state securities agency, or any national stock exchange or quotation service.

          6.6. Notice of Default. Immediately upon an officer of the Company obtaining knowledge of the occurrence of any Event of Default under the Indenture or condition or event which with the passing of time or the giving of notice or both would become an Event of Default under the






     Indenture, written notice of such Event of Default, condition or event identifying the same with particularity.

          6.7. Requested Information. Promptly following a request, any other data or information regarding the financial position or business of the Company or any Subsidiary you reasonably may request.

     B. Section 7 of the Bond Purchase Agreement is restated to read as follows:

          7. Inspection Rights. The Company shall permit you or any other Person designated by you, during normal business hours and upon reasonable notice, to visit and inspect any of the offices or properties of the Company or any Subsidiaries, to examine any of their books of account, and to discuss the financial condition, operations, or business of the Company or any Subsidiary with, and to be advised as to the same by the Company's or any Subsidiary's officers and employees, and the Company's or any Subsidiary's independent public accountants, all at such reasonable intervals as you may desire; and, by its execution hereof, the Company, for itself and the Subsidiaries, hereby consents to such discussions. You and the Company shall each be responsible for the payment of your own respective expenses incident to the matters referred to in the preceding sentence. Upon and after the occurrence of an Event of Default under the Indenture, you or any other Person designated by you may, in addition to the foregoing, and at the Company's expense (including without limitation, travel expenses) conduct such visits and inspections without any requirement of prior notice and, at the Company's expense, make copies of and take extracts from such books of account.

                                  ARTICLE II
                                MISCELLANEOUS

    This Amendment may be executed in any number of counterparts each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Indenture.

     This Amendment shall be governed by and construed in accordance with Colorado law.

     If the foregoing is acceptable to you, kindly note your acceptance in the space provided below and thereupon the Agreement shall be amended as set forth above, but all other terms and provisions of the Agreement and the Bonds shall remain unchanged and are in all respects ratified, confirmed and approved.

     Dated as of December 1, 1993.

                         ATMOS ENERGY CORPORATION



                         By  /s/ James F. Purser

                            ---------------------------------
                            Its Executive Vice President and CFO

     Accepted and agreed to as of the date and year aforesaid.

                         FIRST COLONY LIFE INSURANCE COMPANY



                         By  /s/ J. Alden Butler
                            ---------------------------------
                             Its Senior Vice President







